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                  CONSENT OF CLIFFORD CHANCE US LLP


     We hereby consent to the reference to our firm under the caption "Other Service Providers - Fund Counsel" in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 13 to the Form N-1A Registration Statement of Morgan Stanley Limited Duration Fund, File No. 33-50857. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

CLIFFORD CHANCE US LLP
New York, New York
June 30, 2004